Exhibit 10.5

Contract No.: IFELC20DK1STVA-L-01

Sale and Leaseback Agreement

Contract No.: IFELC20DK1STVA-L-01

Executed on: July 17, 2020

Term Sheet

Lessor (hereinafter referred to as Party A): Far East International Financial Leasing Co., Ltd. (远东国际融资租赁有限公司)

Legal representative: Kong Fanxing

Address for service: Far East Hongxin Plaza, No.9 Yaojiang Road, Pudong New Area, Shanghai

Contact person: Hu Yaozeng

Telephone: __________

Taxpayer identification number: _______

Lessee (hereinafter referred to as Party B): Samfine Printing (Shenzhen) Co., Ltd.

Legal representative: Zheng Ronghua

Address for service: Henghexing Industrial Zone, Langxin Community, Shiyan Subdistrict, Bao’an District, Shenzhen, Guangdong Province;

Contact person: Zheng Ronghua

Telephone: _________

Taxpayer identification number: ________

Title Transfer Agreement	Executed by both Parties A and B with agreement number: IFELC20DK1STVA-P-01
Items under lease	For details, please refer to the list of items under lease attached to the Title Transfer Agreement.
Installation site	Henghexing Industrial Zone, Langxin Community, Shiyan Subdistrict, Bao’an District, Shenzhen, Guangdong Province;
Lease Cost	RMB 8,500,000. 00 (RMB eight million and five hundred thousand yuan only)
Lease Start Date	The date when Party A pays all the agreed price under the Title Transfer Agreement (the date of issue/endorsement recorded on the bill issued/endorsed by Party A or the date of payment recorded on the telegraphic transfer payment stub of Party A, whichever is earlier), which is not subject to the physical delivery of the items under lease.
Lease period	A total of 36 months, starting from the Lease Start Date.
Please refer to the attached Rent Calculation Table for the calculation of rent per period on rent date in details, which is subject to the Lease Start Notice/Rent Change Notice sent by Party A
Party A beneficiary account

Account name: Far East International Financial Leasing Co., Ltd. (远东国际融资租赁有限公司)

Account with: Industrial Bank Shanghai Hongkou Branch

Account No.: 216220100100139713

CNAPS: 309290000199

Note: If the account changes, Party A shall issue an Account Change Notice to Party B, and Party B shall pay rent to Party A according to the notice.

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Contract No.: IFELC20DK1STVA-L-01

Security deposit	RMB 1,600,000.00 (RMB One Million and Six Hundred Thousand only)	Payment method	Considering that Party A shall pay the agreed prices to Party B for of the items under lease under the Title Transfer Agreement, Party B shall pay the security deposit to Party A under this Contract. In order to minimize the payment route and facilitate payment, Party A and Party B agree that the above security deposit shall be directly deducted from the agreed price of the items under lease paid by Party A to Party B according to the Title Transfer Agreement.
Agreement on Insurance	Party B has the obligation to purchase insurance for all or part of the items under lease as required by Party A. Party B agrees that within 5 working days after the Lease Start Date, Party A shall apply for the all risks/comprehensive property insurance for the items under lease with an insurer on behalf of Party B, and the insurance period shall be from the day immediately after the insurance is bought to the end of the lease period (subject to the records in the insurance policy). The amount insured is equal to the amount of the lease cost under this contract, and the premium shall be borne by Party A; The Insured A is Party B, the Insured B is Party A, and the currency covered is the same as the rental currency.
Retained purchase price	RMB 1,000.00 (RMB One Thousand only)
Guarantee	1. Zheng Ronghua and Zheng Junhong provide joint and several liability guarantee and issue a letter of guarantee.
Precedent conditions

1. The Title Transfer Agreement is executed.

2. Party A receives the documents provided by Party B that can prove the title status of the items under lease, which are verified by Party A to be correct.

3. Party B or a third party shall provide guarantee for Party B to perform this contract as required by Party A and relevant guarantee documents have been executed.

4. Party A receives from Party B the necessary approval, consent and authorization for executing and performing this contract.

Early Termination

Within 6 months from the Lease Start Date, Party B shall not suspend or terminate the lease of the items under lease, and shall not request to change this lease contract for any reason. Thereafter, if Party B requests to terminate the lease contract early, it shall notify Party A in writing one month in advance and obtain Party A’s consent. If Party A agrees, Party B shall pay Party A the early termination payment, other payables to Party B and expenses incurred by Party A for recovering and managing the items under lease (if any). After the above payments are all received, Party A shall transfer the title of the items under lease to Party B, and this contract is terminated.

The early termination payment payable by Party B shall include the following amounts, which shall be subject to the early termination agreement signed by both parties:

(1) All uncollected rents.

(2) Retained purchase price of items under lease.

Rent variation	The rent under this contract is fixed and shall not be adjusted during the whole lease period.
Other agreements

Value-added tax (VAT) is included in the calculation of rent in this contract.

VAT is included in the calculation of the retained purchase price in this contract.

Party B shall complete the mortgage registration formalities according to the mortgage contract within 2 months after the Lease Start Date, and Party A is the only mortgagee, otherwise it shall be deemed as Party B’s breach of contract under this contract, and Party A has the right to hold Party B liable for breach of contract.

Attachment	Certificate of acceptance of items under lease Rent Calculation Table

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Contract No.: IFELC20DK1STVA-L-01

[This page is the signature page]

This contract consists of the Term Sheet, the general terms of the Sale and Leaseback Agreement and various attachments, all of which are an integral part of this contract with the same legal effect. Party B acknowledges that it has read and understood in detail all the terms and contents of the contract, including the Term Sheet, general terms and various attachments, and is willing to be bound by them.

The Lessee acknowledges that the Lessee has carefully read and fully understood the contents of this contract. At the time of executing this contract, both Parties have explained and discussed all the terms in detail, and both Parties have no question about all the terms of the contract (especially the terms in bold), and have an accurate understanding of the legal meaning of the rights, obligations and limitations or exemptions of liabilities of the parties.

Party A: Far East International Financial Leasing Co., Ltd. (远东国际融资租赁有限公司)

Legal Representative/Authorized Representative: /s/Kong Fanxing

Party B: Samfine Printing (Shenzhen) Co., Ltd.

Legal Representative/Authorized Representative: /s/ Samfine Printing (Shenzhen) Co., Ltd.

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Contract No.: IFELC20DK1STVA-L-01

Attachments: Certificate of acceptance of items under lease

Certificate of acceptance of items under lease

Far East International Financial Leasing Co., Ltd. (远东国际融资租赁有限公司):

According to the aforesaid “Sale and Leaseback Agreement” (hereinafter referred to as the Lease Contract) executed by your Company and the Lessee, the Lessee has completely taken over the items under lease under the lease contract, which are assets completely owned by your company in full title, and are complete, integral and in normal operation without any quality defects at the time of taking over by the lessee.

In witness whereof, this certificate of acceptance is issued.

Lessee: Samfine Printing (Shenzhen) Co., Ltd.

(Official Seal/Special Seal for Contract)

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Contract No.: IFELC20DK1STVA-L-01

Attachment: Rent Calculation Table

Frequency	Rental Dates	Amount (in RMB)
1	Within 7 working days after the Lease Start Date	200,000. 00
2	The day of the next month following the Lease Start Date, which corresponds to the Lease Start Date	300,000. 00
3	The day of the next month following the 2nd rent date, which corresponds to the Lease Start Date	300,000. 00
4	The day of the next month following the 3rd rent date, which corresponds to the Lease Start Date	300,000. 00
5	The day of the next month following the 4th rent date, which corresponds to the Lease Start Date	300,000. 00
6	The day of the next month following the 5th rent date, which corresponds to the Lease Start Date	300,000. 00
7	The day of the next month following the 6th rent date, which corresponds to the Lease Start Date	300,000. 00
8	The day of the next month following the 7th rent date, which corresponds to the Lease Start Date	300,000. 00
9	The day of the next month following the 8th rent date, which corresponds to the Lease Start Date	300,000. 00
10	The day of the next month following the 9th rent date, which corresponds to the Lease Start Date	300,000. 00
11	The day of the next month following the 10th rent date, which corresponds to the Lease Start Date	300,000. 00
12	The day of the next month following the 11th rent date, which corresponds to the Lease Start Date	300,000. 00
13	The day of the next month following the 12th rent date, which corresponds to the Lease Start Date	260,000. 00
14	The day of the next month following the 13th rent date, which corresponds to the Lease Start Date	260,000. 00
15	The day of the next month following the 14th rent date, which corresponds to the Lease Start Date	260,000. 00
16	The day of the next month following the 15th rent date, which corresponds to the Lease Start Date	260,000. 00
17	The day of the next month following the 16th rent date, which corresponds to the Lease Start Date	260,000. 00
18	The day of the next month following the 17th rent date, which corresponds to the Lease Start Date	260,000. 00

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Contract No.: IFELC20DK1STVA-L-01

19	The day of the next month following the 18th rent date, which corresponds to the Lease Start Date	240,000. 00
20	The day of the next month following the 19th rent date, which corresponds to the Lease Start Date	240,000. 00
21	The day of the next month following the 20th rent date, which corresponds to the Lease Start Date	240,000. 00
22	The day of the next month following the 21th rent date, which corresponds to the Lease Start Date	240,000. 00
23	The day of the next month following the 22th rent date, which corresponds to the Lease Start Date	240,000. 00
24	The day of the next month following the 23th rent date, which corresponds to the Lease Start Date	240,000. 00
25	The day of the next month following the 24th rent date, which corresponds to the Lease Start Date	240,000. 00
26	The day of the next month following the 25th rent date, which corresponds to the Lease Start Date	240,000. 00
27	The day of the next month following the 26th rent date, which corresponds to the Lease Start Date	240,000. 00
28	The day of the next month following the 27th rent date, which corresponds to the Lease Start Date	240,000. 00
29	The day of the next month following the 28th rent date, which corresponds to the Lease Start Date	240,000. 00
30	The day of the next month following the 29th rent date, which corresponds to the Lease Start Date	230,000. 00
31	The day of the next month following the 30th rent date, which corresponds to the Lease Start Date	230,000. 00
32	The day of the next month following the 31th rent date, which corresponds to the Lease Start Date	230,000. 00
33	The day of the next month following the 32th rent date, which corresponds to the Lease Start Date	230,000. 00
34	The day of the next month following the 33th rent date, which corresponds to the Lease Start Date	230,000. 00
35	The day of the next month following the 34th rent date, which corresponds to the Lease Start Date	230,000. 00
36	The day of the next month following the 35th rent date, which corresponds to the Lease Start Date	220,000. 00
All		9,300,000. 00
Note: The actual Lease Start Date, rent dates and rent amount of each period shall be subject to the Lease Start Notice/Rent Change Notice sent by Party A.

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Contract No.: IFELC20DK1STVA-L-01

General terms and conditions of Sale and Leaseback Agreement

Article 1 Nature and Purpose of Sale and Leaseback

1. 1 Party A shall purchase the items under lease recorded herein from Party B according to the requirements of Party B, and lease them back to Party B for use, and Party B shall lease and use the items under lease from Party A and pay rents to Party A.

Article 2 Definitions

2. 1 Lease cost: It shall be based on the agreed prices of the items under lease in the Title Transfer Agreement and other fees agreed by both parties.

2.2 Security deposit: It shall function as a guarantee for the performance of this contract without any interest. The security deposit covers any rent payable by Party B (including any VAT and other taxes paid by Party A), interest, liquidated damages, retained purchase price of items under lease and all other payments payable by Party B. Party A has the right to offset any arrears of Party B payable to Party A with security deposit. After Party A offsets Party B’s arrears payable to Party A with the security deposit, Party B shall immediately make up the security deposit to the initial amount agreed in this Contract. 6 months before the end of the lease term, if the deposit has not been deducted or Party B makes up after any deduction, Party A has the right to directly offset the amount payable by Party B with the security deposit in the following order: A. the rent(s) for last period or periods; B. the retained purchase price. If there are any security deposit leftover after the above offset, Party A shall refund the balance to Party B. Except in the case that Party A unilaterally offsets the security deposit against the amount payable by Party B, Party B has no right to demand that the security deposit be offset against any arrears before the dissolution or termination of this Contract.

2.3 Rent Variation: In case of rent variation according to this contract, Party A shall notify Party B with “Rent Change Notice”/“Rent Payment Notice”, and Party B shall pay the rent according to such Notice.

2.4 Rent Date: The rent date of each period of rent payable by Party B as stipulated in this contract is the date when the rent is actually received (as credited into Party A’s account), and is subject to the date recorded in the bank stub. If Party B’s rent date is not a bank day, the actual payment date of the rent for the particular period (as credited to Party A’s account) shall be postponed to the next bank day. Party B shall bear all the expenses incurred when paying rents.

2.5 Term of Agreement: It refers to the date from the effective date of this contract to the date when Party A issues the title transfer certificate for the items under lease after receiving all the rent and payables paid by Party B under this contract.

2.6 Lease Start Notice: Party A shall issue a Lease Start Notice to Party B, but Party B’s obligation to pay rent in full and on time shall not be conditional on whether Party A issues a Lease Start Notice.

2.7 Guarantor: It refers to the natural person, legal person or other entity that provides guarantee (including but not limited to guarantee, mortgage, pledge, and deposit among others) for Party B to fulfill its obligations under this contract.

2.8 Benchmark interest rate/benchmark loan interest rate for the same period: It refers to the RMB loan interest rate set and adjusted by the People’s Bank of China from time to time, expressed at the annual interest rate and for the same period as the lease period.

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Contract No.: IFELC20DK1STVA-L-01

Article 3 Purchase and Delivery of Items Under Lease

3.1 For the purpose of financing, Party B shall sell its own items under lease agreed in this contract to Party A, and guarantee that it enjoys complete and independent ownership and disposal rights over the sold items under lease.

3.2 Party B shall provide Party A with all kinds of approvals or licenses that Party A deems reasonable and necessary.

3. 3 Party A shall pay the agreed price of the items under lease to Party B according to the Title Transfer Agreement.

3.4 The title of the items under lease shall be transferred to Party A at the same time as Party A pays the agreed price of the items under lease (if the agreed price of the items under lease is paid in installments, the ownership shall be transferred to Party A at the same time as Party A pays the first agreed price of the items under lease), and the transfer of title shall be deemed as the delivery of the items under lease by Party B to Party A as they are.

3.5 The above title transfer shall be deemed as the delivery of the items under lease by Party A to Party B.

3.6 Based on the sale and lease back, Party A shall not be responsible for the quality defects and rights defects of the items under lease.

Article 4 Ownership and right to use of items under lease

4.1 Ownership: Party A shall have complete and independent title of the items under lease before such title of the items under lease are transferred to Party B according to this contract, therefore:

4.1.1 Party A has the right to attach the logo of Party A as the owner to the items under lease, and Party B has the obligation to cooperate and assist Party A in attaching the logo of the owner, and Party B has the obligation to maintain the logo of the owner within the validity period of the contract.

4.1. 2 Party A has the right to know the use, damage and maintenance of the items under lease at any time, and Party B shall give cooperation and assistance.

4.1. 3 Under the condition that Party B enjoys all the rights under this Contract and does not affect Party B’s normal use, Party A may transfer its ownership of the items under lease to any third party, or mortgage the items under lease and other guarantees, and the validity of this contract shall not be affected. Party A undertakes not to adversely affect Party B’s rights (especially the performance of this Contract) due to the transfer/mortgage. Party B shall perform this Contract according to the agreement, and Party A shall guarantee that Party B shall have the right to use the items under lease and the ownership after the expiration of the lease period according to the Contract.

4.1. 4 Party B shall be responsible for the registration of the items under lease under this contract (if involved), and ensure that Party A is the sole owner of the items under lease, and the taxes and fees related to the registration shall be borne by Party B.

4.2 Right to use: During the lease period, Party B has the right to use the items under lease under this contract, Therefore:

4. 2.1 Party B has the right to install and use the items under lease at the setting place. Without the written consent of Party A, Party B shall not change the setting place and use environment of the items under lease without authorization.

4.2.2 When Party B replaces the spare parts of the items under lease due to normal needs, it shall use the spare parts of the same specifications and models produced by the original manufacturer of the items under lease. Party B is responsible for all the maintenance of the items under lease, and Party A is not responsible therefrom.

4.2.3 Party B shall have the obligation to protect the items under lease reasonably and appropriately, and shall be liable for the loss or damage of the items under lease.

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Contract No.: IFELC20DK1STVA-L-01

4.2.4 Party B shall be liable for the personal and/or property losses of the third party caused by the items under lease during the period of Party B’s possession of the items under lease.

4.2.5 Unless Party A agrees in writing, Party B shall not sell, transfer, sublet or sublet the items under lease; No mortgage or other security interest shall be created in the leased goods; Do not invest in shares with items under lease; Party A shall not engage in any other acts infringing on Party A’s ownership.

4.2.6 All acts of Party B shall not damage the items under lease, or hinder or change the original use and function of the items under lease.

4.3 Items under lease such as ships, aircrafts and motor vehicles

If the items under lease under this contract include the items under lease such as ships, aircraft and motor vehicles, Party B undertakes, states and guarantees to Party A as follows:

4.3.1 Whereas: (i) According to the relevant provisions of the Property Law of the People’s Republic of China, the establishment, alteration, transfer and elimination of the ownership of items under lease such as ships, aircraft and motor vehicles are not marked by registration; (ii) The transaction under this Contract is in the form of sale and leaseback. For the convenience of using the items under lease, Party B requests Party A to register the items under lease under the name of Party B or a third party designated by Party B, but Party B confirms that Party A enjoys the complete ownership of the items under lease: Therefore, Party B agrees and undertakes: Under no circumstances shall Party B raise any objection to Party A’s ownership of the items under lease.

4.3.2 If Party A bears corresponding obligations and responsibilities due to failure to register the items under lease, Party A has the right to recourse to Party B, and Party B shall bear such responsibilities and obligations; If supplementary registration is required, any taxes and expenses such as value-added tax involved shall be borne and paid by Party B.

4.3.3 During the lease period, Party B shall keep the items under lease meeting all kinds of inspection standards published by the management authority for items under lease (including but not limited to the requirements of regular inspection, registration, alteration and scrapping of items under lease), and shall inspect them at the inspection time of items under lease stipulated by the state. After obtaining the inspection certificate, the certificate shall be submitted to Party A or its staff for examination within five working days after obtaining the inspection certificate. If the items under lease fails to meet the requirements of the leased item management authority during the lease period, Party B shall compensate Party A for the losses thus suffered.

4.3.4 Without the written consent of Party A, Party B shall not alter or add or fix accessories to the items under lease without authorization.

4.3.5 In the process of possessing and using the items under lease, Party B shall bear all administrative, civil, criminal and other responsibilities and all losses incurred caused by violating the laws and regulations promulgated by legislation at all levels or government agencies, local government regulations, management norms and other normative documents (including but not limited to tort liability laws and regulations, Road traffic safety laws and regulations, etc.), while Party A does not bear any responsibility. If Party A suffers any losses thereafter, Party A has the right to recourse to Party B, and Party B shall immediately and fully compensate Party A for the aforesaid losses.

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Contract No.: IFELC20DK1STVA-L-01

4.3.6 During the lease period, Party B shall use and manage the items under lease with reasonable and prudent obligations, and Party B shall not hand over the items under lease to personnel who do not have the right to use them and relevant qualifications and abilities for use. In the process of using items under lease, causing damage to drivers, passengers and any property they carry, third parties and any property they carry for any reason, Party B shall immediately pay compensation through its insurance (if there are insurance such as compulsory insurance and/or commercial insurance). If Party B is not insured or the insurer delays or refuses to pay compensation, or the amount of compensation is insufficient, Party B shall bear relevant responsibilities. If Party A compensates for the damage caused by any administrative or judicial measures, Party A has the right to recourse the compensation amount from Party B, and Party B shall bear such responsibilities and obligations. Party B agrees to pay Party A immediately and in full as required by Party A, and pay Party A the extra expenses incurred by Party A due to recourse.

4.3.7 In the event of an insured accident on the items under lease, Party B shall: (1) Notify Party A and the insurer immediately and without delay, and provide all necessary preparations for the claim; (2) Ensure that Party B’s drivers actively participate in the investigation of insurance accidents;(3) If the driver of Party B escapes, Party B shall immediately take relevant measures to find the driver and send the main management personnel of Party B to participate in the investigation and settlement of the insured accident. Party B shall bear the losses and compensation liabilities caused by Party B’s drivers escaping or failing to cooperate with the investigation and settlement of insured accidents.

Article 5 Loss or Damage of items under lease

5.1 Party B hereby confirms the risk of loss and damage of the items under lease during the validity period of this Contract (including but not limited to any reason leading to the loss of all or part of the use function of the items under lease, loss, theft, robbery, expropriation by the government, scrapping according to government regulations, and irreparable damage considered by Party A, etc.), shall be borne by Party B.

5.2 In case of loss or damage of the items under lease during the validity period of this Contract, Party B shall take timely and effective measures to prevent the loss from expanding, and shall immediately notify Party A. Party A may choose one or more of the following agreed ways to deal with, and Party B shall bear all the expenses.

(1) Restore or repair the items under lease to completely normal use;

(2) Replace parts, accessories or items of the same model and performance as the items under lease.

Under the preceding two circumstances, this Contract shall continue to be executed, and Party B shall pay full rent at timely manner, and other obligations under this Contract shall remain unchanged.

5.3 Under the circumstances of Clause 5.2, the ownership of the restored/repaired items under lease shall still belong to Party A, and all relevant expenses, costs and losses incurred therefrom shall be borne by Party B.

5.4 When the leased item is lost or damaged beyond repair, Party B shall, within the time notified by Party A, pay to Party A all due and undue rents (including any VAT and other taxes paid by Party A) under theis Contrct, liquidated damages, other payables and all expenses incurred by Party A for managing the items under lease, etc.

5.5 After Party B has paid to Party A all the amounts payable as stipulated in Clause 5.4, Party A shall transfer to Party B the ownership of the items under lease (in their current state) and the rights (if any) to third parties, and this Contract shall be terminated at that time.

Article 6 Insurance of items under lease during Lease Period

6.1 Please refer to the agreement in the Term Sheet for the insurance of items under lease under this Contract.

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Contract No.: IFELC20DK1STVA-L-01

6.2 In case of insurance accident, Party B shall notify Party A and the insurer within 24 hours.

6.3 Party A has the right to handle the insurance compensation obtained according to one of the following principles:

6.3.1 As the payment of the expenses required in Clause 5.2, if the insurance compensation is insufficient, Party B shall bear it.

6.3.2 As clause 5.4 and other amounts due from Party B to Party A. Party B shall pay Party A the rent (including any VAT and other taxes paid by Party A) and other payables under this Contract without being affected by Party A’s claims and results from the insurer. If the insurance compensation is not sufficient to pay Clause 5.4 and other amounts payable by Party B to Party A, Party B shall make up the compensation.

6.4 Party A shall pay Party B the remaining insurance compensation after handling according to Clause 6.3.

6.5 Party B shall be responsible for providing the claim documents. If Party B fails to provide or refuses to provide the documents that meet the requirements for some reason, Party A may provide them. If the claim is not settled due to Party B’s delay in insurance claim, Party B shall compensate Party A for all losses, including paying Party A the sum of all due and undue rents (including any VAT and other taxes paid by Party A), liquidated damages and all expenses incurred for managing the items under lease (if any), etc.

6.6 Whether the claim procedure of Party B to the insurer is completed, whether the insurer compensates or not and the amount of compensation shall not affect Party B’s performance of all obligations under this contract, including timely and full payment of rent (including any VAT and other taxes paid by Party A).

6.7 In case of damage to the items under lease beyond the insurance coverage, Party B shall restore the items under lease to their original state at its own expense, and Party B’s obligation to pay the rent in full and on time remains unchanged. If it cannot be restored, it shall be implemented with reference to Article 5 of this Contract.

Article 7 Commitment and Guarantee of Party B

7.1 Party B promises that it has obtained all necessary authorizations or approvals to sign and perform this contract, and that the signing and performance of this contract does not violate the provisions of Party B’s Articles of Association, internal normative documents and relevant laws and regulations, and does not conflict with the obligations under other contracts signed by Party B.

7.2 Party B shall abide by the relevant national laws, regulations, policies and systems in the industry, and operate legally, including but not limited to the business engaged in conforms to the scope listed in Party B’s business license and relevant industry qualification documents, conforms to the national laws, regulations and rules, and obtains legal documents. Party B shall not engage in any behavior or business that is not permitted by laws, regulations, rules, policies and systems. Party B shall handle the annual examination and inspection of various permits and licenses according to regulations.

Article 8 Protection of rights and remedy measures

8. 1 If at any time after the signing of this Contract,

8.1.1 Party B fails to pay Party A any rent for any term and/or other payables under this Contract in full and on time.

8.1.2 Party B fails to perform any other obligations or responsibilities under this Contract.

8.1.3 Party B sells, transfers, leases or otherwise disposes of its business or assets abnormally and in violation of the principle of fairness, or all or any substantial part of Party B’s property or rights is confiscated, detained, requisitioned, sealed up, enforced or deprived, which is enough to affect Party B’s ability to perform this Contract.

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8.1.4 The validity of this Contract shall remain as effective when Party B is changed by division, aggregation, merger, acquisition, etc., or Party B stops operating any major part of its business, or Party B brings or is brought forward relevant litigation, bankruptcy, closure, etc., or relevant departments make approval or decision on the above matters. However, if Party A considers that the above situation affects Party B’s ability to perform this Contract.

8.1.5 Without the written consent of Party A, Party B sells material assets and/or pays off other debts in advance and/or abandons and/or reduces other creditor’s rights and/or provides any form of guarantee for third parties, which is sufficient to affect Party B’s ability to perform this Contract.

8.1.6 Party B or its personnel in key positions have been or shall be punished by administration or justice (including but not limited to fines, suspension of business, rectification, compulsory measures, punishment, etc.) or cannot get in touch within a reasonable time, which is enough to affect Party B’s ability to perform this Contract.

8.1.7 The ownership of the items under lease is deemed not to be owned by Party A due to the judgment, ruling or otherwise of any administrative organ or judicial organ.

8.1.8 Any, partial or total default by Party B in all contracts or agreements (including but not limited to finance lease contracts, Sale and Leaseback Agreement, sales contracts, financing agreements, etc.) entered into or to be entered into between Party A and Party B and/or with other parties occur, or any other circumstances affecting Party B’s performance of its obligations under this contract occur.

8.1.9 Party B breaches any other provision under this contract.

8.1.10 Party B or the Guarantor is in breach of contract under any guarantee (including but not limited to guarantee, mortgage, pledge, deposit, etc.) issued to Party A or signed with Party A.

8.1.11 Any material adverse change in the Guarantor affects the performance of its guarantee obligations, including but not limited to:

(1) The Guarantor sells, transfers, leases or otherwise disposes of its business or assets abnormally and in violation of the principle of fairness, or the whole or any substantial part of the Guarantor’s property or rights is confiscated, detained, requisitioned, sealed up, enforced or deprived.

(2) The Guarantor is changed by division, merger, consolidation, acquisition, etc., or the Guarantor ceases to operate any major part of the business, or the Guarantor has changed or will change its de facto controller, or the Guarantor has filed or is filed with relevant lawsuits, bankruptcy, closure, etc.

(3) The Guarantor sells material assets and/or pays off other debts in advance and/or waives and/or reduces other claims and/or provides any form of guarantee for third parties.

(4) The Guarantor or the Guarantor’s key position personnel have been or will be imposed penalties by administrative organs, judicial organs or stock exchanges (including but not limited to fines, suspension of business, rectification, compulsory measures, penalties, etc.) or there is occurrence of other events, such as violation of laws and regulations, violation of party discipline, criminal detention, assistance in criminal investigation, immigration, incapacity, death, declaration of death, disappearance, declaration of disappearance, gambling, drug abuse or inability to get in touch within a reasonable time.

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(5) The Guarantor has a negative impact on its financing and operation due to the high gearing ratio, or the sharp drop in stock price of the Guarantor, a listed company, its delisting or the risk of delisting.

(6) The Guarantor incurs large debts, fines or other payables due to external guarantee, major safety/environmental protection accidents, illegal acts, etc.

(7) Any, partial or total default by the Guarantor in all contracts or agreements (including but not limited to finance lease contracts, Sale and Leaseback Agreement, guarantee contracts, sales contracts, financing agreements, etc.) entered into or to be entered into between it and Party A and/or with other parties occur, or any other circumstances affecting the Guarantor’s performance of its obligations occur.

8.1.12 Any mortgaged/pledged property provided by the Guarantor is confiscated, detained, expropriated, requisitioned, sealed up, frozen, enforced, deprived, transferred, repeatedly mortgaged/pledged, replaced with important parts, damaged, lost or derogated from value or there are other adverse changes to Party A.

8.2 For the matters agreed in Article 8.1, Party A has the right to take one or more of the following measures:

8.2.1 To accelerate the maturity and require Party B to immediately pay off all due and undue rents (including any VAT and other taxes paid by Party A) and other payables under this contract, and pay the corresponding liquidated damages, which shall be calculated according to the agreement of this contract. If Party B or the Guarantor fails to pay all the accelerated due amounts as required by Party A, Party A has the right to retrieve and dispose of items under lease.

8.2.2 To terminate this contract, retrieve and dispose of items under lease, and ask Party B to compensate Party A for the losses suffered.

8.2.3 Under the circumstances of Articles 8.2.1 and 8.2.2, Party A shall retrieve and dispose of items under lease, and shall have the right to offset the due and unpaid rent (including any VAT and other taxes paid by Party A) and all other payables and expenses payable by Party B to Party A under this contract with the proceeds from the disposal of items under lease, the remaining amount (if any) of which shall be returned to Party B, and Party A shall have the right to continue to recover from Party B and the Guarantor for the part that cannot be offset. When Party A disposes of items under lease, Party B shall unconditionally return items under lease (in good condition) to Party A at its own expense (including taxes to be paid, removing obstacles, etc.) and handle the transfer formalities to Party A as required by Party A (if necessary). Otherwise, the necessary expenses and costs incurred by Party A to retrieve items under lease on its own shall be borne by Party B, and Party A has the right to deduct them from the proceeds from the disposal of items under lease. In the process of disposing of items under lease, Party A has the right to hire a qualified intermediary agency to evaluate the residual value of items under lease.

8.2.4 Party A can recover to Party B the lawyer fees and other reasonable expenses incurred by it in exercising any rights in respect of Party B’s breach of contract, including VAT and other taxes and fees on equipment, disposal expenses, etc. At the same time, Party B shall cooperate in respect of relevant work and provide corresponding documents.

8.2.5 Party A can require the Guarantor to perform joint and several guarantee liabilities for the above obligations and dispose of collateral and pledge (if any).

8.3 When Party A adopts the disposal method specified in the preceding paragraph, Party B shall not be exempted from the obligations stipulated in this contract.

8.4 If Party A adopts the above measures and the money received under this contract is insufficient to pay off all the money owed by Party B to Party A, Party B shall repay the debt according to the method and sequence specified by Party A.

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Contract No.: IFELC20DK1STVA-L-01

8.5 If Party A fails to perform its obligations under this contract, including interfering with or hindering Party B’s use of items under lease according to this contract when Party B performs its obligations and liabilities under this contract, Party A shall bear the direct losses caused to Party B.

8.6 Party B irrevocably agrees and authorizes Party A to inquire and submit any information of Party B to any information database (including but not limited to the basic financial credit information database of the People’s Bank of China, Zhongdengwang and other information databases) by itself or by entrusting a third-party credit reporting agency. Party B has the right to print, save and use the inquired credit information of Party B, and submit relevant information (including but not limited to negative information caused by Party B’s violation of this contract) to the above database. Party B has no objection to this, and it is not necessary for Party A to give a further notice or obtain any authorization documents from Party B. If Party B believes that there are errors or omissions in the information provided by Party A, Party B has the right to raise objections to the credit reporting agency or Party A and ask for correction.

Article 9 Liquidated Damages

9.1 When Party B fails to pay the rent due and payable (including any VAT and other taxes paid by Party A) and other amounts as agreed in this contract, or fails to repay any advances paid by Party A at Party B’s request on schedule, Party B shall pay Party A liquidated damages for delayed payment during the delay period.

9.2 The liquidated damages shall be calculated as 0.05% of the delayed payment amount for each day exceeding. The calculation method is as follows: Delayed payment amount × 0.05% × delayed payment days.

Article 10 Disposal of Items under Lease upon the Expiration of the Lease Period

10.1 Party B shall pay the retained purchase price to Party A on the last rent date.

10.2 Party A agrees that upon the expiration of the lease period, and after Party B has fully fulfilled its obligations stipulated in this contract, including settlement of all rent (including any VAT and other taxes paid by Party A), increased VAT and other taxes, interest and liquidated damages stipulated in this Contract (if any), as well as the payment of retained purchase price of items under lease to Party A, the ownership of items under lease shall be transferred to Party B. At that time, Party A shall issue a certificate of ownership transfer of items under lease to Party B.

Article 11 Information Disclosure

11.1 Party B shall provide Party A with balance sheets and schedules, income statements and schedules, and cash flow statements reflecting the actual situation of production and operation at the end of each year.

11.2 Party B shall cooperate with Party A to check items under lease at Party B’s production and operation place, and shall provide Party A with necessary documents, materials and operation data.

11.3 The change of Party B’s name, judicial service address and legal representative shall not affect the execution of this contract, but Party B shall notify Party A in writing of the change within 10 days after the change occurs.

11.4 In addition to the provisions in the preceding three paragraphs, Party B agrees to provide Party A with other information and written information that can reflect Party B’s actual operation and management as required by Party A.

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Contract No.: IFELC20DK1STVA-L-01

Article 12 Settlement of Disputes and Applicable Laws

12.1 All disputes concerning this contract shall first be settled through friendly negotiation between Party A and Party B. If no settlement can be reached through negotiation, both parties agree to bring a lawsuit to the court with jurisdiction where the contract is signed. The place where this contract is signed is Pudong New Area, Shanghai. All expenses arising from the lawsuit (including court fees, lawyer fees, execution fees, property preservation fees and other related expenses) shall be borne by the losing party.

12.2 In the course of litigation, other parts of this contract shall continue to be performed, except for the ongoing litigation parts disputed by the parties concerned.

12.3 This contract shall be governed by the laws of the People’s Republic of China.

Article 13 Other Provisions

13.1 Unless otherwise agreed, the rent agreed under this contract shall be paid to Party A’s collection account agreed in this contract by bank telegraphic transfer. The rent under this contract includes value-added tax and other taxes and fees (if applicable).

13.2 Once the handling fee/service fee (if any) under this contract is collected, it will be regarded as earned by Party A and will not be refunded.

13.3 During the validity period of the contract, due to the change of laws and policies of the PRC or the change of customs duties and tax rates of the PRC or the exporting country of items under lease, resulting in the change of the transaction based on this contract, which increases additional taxes and/or expenses to Party A, such taxes and/or expenses shall be borne by Party B.

13.4 Party A shall issue corresponding bills to Party B according to national tax laws and regulations.

13.5 Party A has the right to transfer or pledge all or part of its rights and interests under this contract to the relevant third party, but Party A shall ensure that Party B’s rights and interests under this contract are not affected by the transfer of contract rights.

13.6 This contract is signed by both parties and comes into effect after the precedent conditions agreed in this contract are met. If the precedent conditions agreed in this contract are not fully met within one month from the date of signing this contract, Party A has the right to decide whether to abolish this contract at that time. If Party A decides to abolish this contract, it will not assume any responsibilities and obligations to Party A due to the abolition of this contract, except that the precedent conditions agreed in this contract are not fully met due to Party A’s reasons. If the payment preconditions agreed in the Title Transfer Agreement are not fully met within one month from the effective date of the Title Transfer Agreement, Party A has the right to terminate this contract, the Title Transfer Agreement and related agreements at that time.

13.7 All notices required hereunder shall be in writing, and shall be sufficient if delivered by hand or mailed to the judicial service address agreed herein, or sent by telecommunication, i.e. telex, fax, telegram or e-mail to the other party’s number and judicial as set forth herein. Delivered by hand shall be deemed to have been served on the day of delivery, by post three (3) days after posting, and by telecommunication upon delivery. If one party’s judicial service address and/or number changes, it shall notify the other party in time, failure of which shall not affect the fact that it shall still be deemed as service if the other party serves notices to the judicial service address and number as set forth herein.

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Contract No.: IFELC20DK1STVA-L-01

13.8 In case of any dispute arising from this contract, the address for service listed in this contract shall be the address for receiving litigation documents and other documents. The judicial service address is applicable to all litigation stages including first instance, second instance, retrial, execution and supervision procedures. The agreement on address for service in this contract has the same effect as the confirmation of address for service of the people’s court. If either party’s judicial service address or contact information changes, the party shall fulfil the obligation of notification and inform the jurisdiction court and other relevant parties of the new service address or contact information in writing. If: (1) The judicial service address or contact information provided is inaccurate and untrue; (2) Failing to notify other relevant parties and the jurisdictional court in writing in time after the change of judicial service address; or (3) the addressee or the designated recipient refuses to sign for it, As a result, litigation documents cannot be actually delivered or not delivered in time, The litigation documents mailed or directly served by the jurisdictional court to the agreed judicial service address shall be deemed as effective service, If it is served by mail, the date of return indicated on the mail receipt shall be regarded as the date of service; If it is served by direct service, the date when the sender records the situation on the service certificate on the spot and leaves the litigation documents at the agreed judicial service address shall be regarded as the date of service. If either party submits another confirmation of judicial service address to the jurisdictional court after the dispute enters the litigation procedure, and the confirmed address is inconsistent with the judicial service address agreed in the Article, the confirmed judicial service address submitted to the appellate court shall prevail.

13.9 The contract shall constitute the entirety of the rights and obligations of the parties and supersede any prior undertaking, agreement, or representation, whether oral or written, in connection with the transactions hereunder, and the rights of the Parties hereunder shall only be expressly waived or varied in writing. Neither Party A’s failure or delay in exercising its rights under the contract nor allowing Party B to postpone payment shall not constitute a waiver or change of Party A’s rights, nor shall it affect, reduce, restrict or impair Party A’s exercise of such rights.

13.10 Party A and Party B hereby declare and warrant that all the information and statements provided by each party are objective, true and free from any misleading.

13.11 Party A holds two copies of the contract and Party B holds one. If notarisation is required, the notary office shall keep one copy. If mortgage registration is required, the mortgage registration office shall keep corresponding copies. Each contract has the same legal effect.

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Contract No.: IFELC20DK1STVA-L-01

合同编号:IFELC20DK1STVA-G-01

Mortgage Contract

Contract No.: IFELC20DK1STVA-G-01

Executed on: July 17, 2020

Mortgagee: Far East International Financial Leasing Co., Ltd. (远东国际融资租赁有限公司)

Address for service: Far East Hongxin Plaza, No.9 Yaojiang Road, Pudong New Area, Shanghai

Legal representative: Kong Fanxing

Mortgagor: Samfine Printing (Shenzhen) Co., Ltd.

Address for service: Henghexing Industrial Zone, Langxin Community, Shiyan Subdistrict, Bao’an District, Shenzhen, Guangdong Province;

Legal representative: Zheng Ronghua

Whereas: International Far Eastern Leasing Co., Ltd. (the “Mortgagee”) and Samfine Printing (Shenzhen) Co., Ltd. (the “Lessee”) entered into a sale-leaseback contract (contract No.: IFELC20DK1STVA-L-01, hereinafter referred to as the “Master Contract”). In order to guarantee the performance of the Master Contract, the Mortgagor agrees to mortgage the mortgaged property agreed in the contract to the Mortgagee as a guarantee for the Lessee to perform its obligations under the Master Contract, and the Mortgagee agrees to accept the aforementioned security interests. After friendly negotiation, the Mortgagee and the Mortgagor have agreed as follows:

Article 1: Scope of Guarantee

1-1 The guarantee scope of the mortgaged property under the contract includes the rent payable by the Lessee under the Master Contract, interest, liquidated damages, ballon payment for items under lease and other payables, expenses for realising principal creditor’s rights and mortgage (including litigation fees, attorney fees, notary fees, enforcement fees, and guarantee cost for property preservation), and losses caused to the Mortgagee due to breach of contract by the Lessee and the Mortgagor (hereinafter collectively referred to as “Principal Creditor’s Rights”). The Mortgagor hereby agrees that the Mortgagee and the Lessee may, without notice to the Mortgagor or consent of the Mortgagor, vary or terminate any term of the Master Contract, such as the amount, time limit, date, place, method or other conditions for the performance of the Lessee’s obligations, the Mortgagor assumes the guarantee liability for the modified Master Contract, and the Mortgagee still enjoys the mortgage under the contract.

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1-2 The Mortgagor specifically agrees that: When the Lessee fails to perform its obligations as agreed in the Master Contract, the Mortgagee may directly request the Mortgagor to assume the guarantee liability for the mortgaged property within the scope of guarantee, regardless of whether the Mortgagee has any other forms of guarantee for the creditor’s rights under the Master Contract (including but not limited to mortgage, pledge, guarantee, deposit, security and other guarantee rights or other property rights), without need to demand payment from the Lessee or any other third party in advance or to file a lawsuit or arbitration against the Lessee or any other third party, nor to retrieve and dispose of the items under lease or take any other measures to realise the rights.

Article 2: Mortgaged Property

2-1 The mortgaged property under the contract is detailed in the attachment hereto: A list of the mortgaged property includes any accessory things, accessory rights, appendages, additions, natural and legal fruits, subrogation of the mortgaged property, and insurance amount, indemnity, compensation and so forth arising from the damage/destroy, loss or expropriation of the mortgaged property (hereinafter collectively referred to as the “Mortgaged Property”).

2-2 The Mortgagor shall, with respect to the Mortgaged Property and to any third person who has acquired the Mortgaged Property under the contract, notify any purchaser of the Mortgagee’s rights in respect of the Mortgaged Property and subject the purchaser to such rights.

2-3 Both parties agree that except with the prior written consent of the Mortgagee, the Mortgagor shall not remortgage the Mortgaged Property until the Lessee has performed all the obligations under the Master Contract.

2-4 The ownership certificate of the Mortgaged Property (including but not limited to the original of the property certificate and other certificates of rights) and relevant materials shall be handed over by the Mortgagor to the Mortgagee for safekeeping when the ownership certificate and relevant materials are obtained.

2-5 If the Mortgaged Property is damaged/destroyed, lost or expropriated, the Mortgagor shall immediately notify the Mortgagee and submit to the Mortgagee the proof of the damage/destroy, loss, or expropriation issued by relevant competent authorities or competent departments.

Article 3: Mortgage Term

3-1 The mortgage term stated in the contract is two years from the date of signing the contract to the expiration of the performance period for the Lessee to perform the obligations under the Master Contract. If the Mortgagee agrees to extend the principal debt, the mortgage term is two years after the expiration of the performance period of the principal debt re-agreed for the extension.

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Article 4: Representations and Warranties of the Mortgagor

The Mortgagor represents and warrants to the Mortgagee as follows:

4-1 Before the Mortgaged Property is mortgaged to the Mortgagee, there is no encumbrances (including but not limited to mortgage, seizure, detention and regulation). The Mortgagor is the legal user of the Mortgaged Property. The Mortgagor mortgages the Mortgaged Property to the Mortgagee according to the Interpretation of the Supreme People’s Court on the Application of Laws in the Trial of Disputes arising from Financial Lease Contracts. It is not in violation of laws, regulations and other relevant provisions for the Mortgagor to provide mortgage guarantee for the Mortgagee.

4-2 The Mortgagor is fully aware of the purpose of the obligations under the Master Contract, and provides mortgage guarantee for the principal creditor’s rights on a completely voluntary basis. The intention expressed under the contract is completely true.

4-3 The Mortgagor warrants that, without the written consent of the Mortgagee, the Mortgagor shall not assign or mortgage the Mortgaged Property under the contract to any third party .

4-4 The Mortgagor warrants that there shall be no litigation, arbitration or administrative procedures, or no priority or lien in respect of the Mortgaged Property under the contract.

4-5 The Mortgagor agrees that its breach of the contract shall constitute a breach by the Mortgagor and the Mortgagee shall have the right to invoke the remedies under the contract.

4-6 The Mortgagor agrees that, in the event of any of the following circumstances, the Mortgagor shall continue performing the guarantee liability as agreed in the contract:

4-6-1 The Mortgagee and the Lessee negotiate to vary the Master Contract;

4-6-2 The amount of principal creditor’s rights changes due to the adoption of a floating interest rate in the Master Contract or reference to the benchmark lending rate of the People’s Bank of China;

4-6-3 The Mortgagee assigns the principal creditor’s rights and/or mortgage.

4-7 The Mortgagor warrants that the Mortgagor will give active cooperation and assist in handling the relevant legal procedures (including but not limited to signing relevant contracts and handling relevant registration procedures) when the Mortgagee realises the mortgage.

4-8 The Mortgagor irrevocably agrees and authorises the Mortgagee to inquire and submit any information of the Mortgagor to any information database (including but not limited to the basic financial credit information database of the People’s Bank of China, Zhongdengwang and other information databases) by itself or by entrusting a third-party credit reporting agency. In addition, the Mortgagee has the right to print, save and use the inquired credit information of the Mortgagor, and submit relevant information (including but not limited to negative information caused by the Mortgagor’s violation of the contract) to the above databases. The Mortgagor has no objection to this, and it is not necessary for the Mortgagee to give a further notice or obtain any authorisation documents from the Mortgagor. If the Mortgagor believes that there are errors or omissions in the information provided by the Mortgagee, the Mortgagor has the right to raise objections to the credit reporting agency or the Mortgagee and ask for correction.

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合同编号:IFELC20DK1STVA-G-01

Article 5: Possession and Management of the Mortgaged Property

5-1 During the mortgage period, the Mortgagor shall not change the location of the Mortgaged Property unless the Mortgagee gives a written consent.

5-2 During the mortgage period, the Mortgaged Property shall be possessed and managed by the Mortgagor. The Mortgagor shall maintain the Mortgaged Property in good condition during the period of possession and management.

5-3 The Mortgagee has the right to check the condition and use of the Mortgaged Property pursuant to the contract and put forward management requirements, which the Mortgagor shall not refuse.

5-4 In case of damage/destroy, loss, or possible damage/destroy, or detention or seizure of the Mortgaged Property possessed and managed by the Mortgagor, the Mortgagor shall immediately notify the Mortgagee in writing of the situation, and shall take measures to prevent the expansion of losses or release the detention. If the Mortgagor delays or fails to give notice, it shall be deemed as a breach of contract, and the Mortgagee shall have the right to take relevant remedies under the contract.

5-5 The Mortgagor warrants that the Mortgaged Property shall be used for legal production and operation. Under no circumstances shall the Mortgaged Property be used for the production of products prohibited by laws, regulations and other rules.

5-6 When the Mortgaged Property is insufficient as a guarantee for the performance of the obligations due to losses, the Mortgagee has the right to request the Mortgagor to provide a new or increase the guarantee to make up for the deficiency.

Article 6: Mortgage Registration

6-1 The Mortgagor shall, within five days after the signing of the contract, go through the registration formalities under the contract with the relevant authorities that have the right to register the Mortgaged Property under the contract. All relevant expenses shall be borne by the Mortgagor.

6-2 The Mortgagor shall not mortgage the Mortgaged Property to any other third party and shall not register any other mortgage.

6-3 After the Lessee has fulfilled all the obligations under the Master Contract, the Mortgagee shall cooperate with the Mortgagor to complete the cancellation of mortgage.

Article 7: Effect of Mortgage

7-1 The effect of mortgage is based on the Property Law of the People’s Republic of China, the Guaranty Law of the People’s Republic of China, the laws, regulations, judicial interpretations concerning mortgage and the contract. Accordingly, in the event that the Lessee fails to pay all or part of the principal creditor’s rights on time and/or the Mortgagor defaults under Article 8 of the contract, the Mortgagee shall have the right to auction and sell the Mortgaged Property and receive compensation from the proceeds.

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合同编号:IFELC20DK1STVA-G-01

7-2 The mortgage specified in the contract shall not affect other contracts between the Mortgagor and the Mortgagee. Accordingly, the Mortgagee may still invoke the remedies specified in other contracts between the two parties when or before the Mortgagee auctions or sells the Mortgaged Property pursuant to the contract and receives compensation for the auction proceeds, or when or before the Mortgagee exercises rights according to the preceding term of the article.

Article 8: Event of Default

In case of any of the following events, the Mortgagee has the right to exercise the mortgage pursuant to the contract:

8-1 The Lessee fails to perform all or part of its contractual obligations under the Master Contract, including but not limited to failure to pay the rent in full and on time.

8-2 Without the written consent of the Mortgagee, the Mortgagor remortgages, sells or leases the Mortgaged Property under the contract.

8-3 Without the written consent of the Mortgagee, the Mortgagor makes any other disposal of the Mortgaged Property that damages the mortgage.

8-4 The Mortgagor fails to promptly notify the Mortgagee in writing of any fact that damages or may damage the Mortgagee or the Mortgaged Property.

8-5 The Lessee and/or Mortgagor go bankrupt or enter bankruptcy proceedings, or are divided, merged, acquired or insolvent, or enter liquidation proceedings and dissolution proceedings for any matter, or are involved in major litigation or arbitration or administrative proceedings.

8-6 The Mortgagor violates any provision of the contract.

Article 9: Realisation of Mortgage

9-1 The Mortgagor agrees that the Mortgagee shall have the right to exercise the mortgage pursuant to the contract and relevant laws in the event of any matters specified in Article 8 and Article 11 of the contract.

9-2 The Mortgagor agrees that no judicial or administrative procedures are required to exercise the mortgage specified in the contract.

9-3 All expenses incurred by the Mortgagee in exercising the mortgage (including but not limited to court fees, attorney fees, enforcement fees, guarantee cost for property preservation and other related expenses) shall be borne by the Mortgagor.

9-4 The Mortgagee may auction the Mortgaged Property in any type of market and may sell the Mortgaged Property in a transaction to a single third party. If there is any provision in any contract or law for the Mortgagee to sell the Mortgaged Property, the Mortgagor hereby waives the benefits granted to it by such contract or law.

9-5 The mortgagor shall assist the mortgagee in handling all formalities necessary for realizing the mortgage right.

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合同编号:IFELC20DK1STVA-G-01

Article 10: Applicability of Law and Dispute Resolution

10-1 This contract and its attachments, the interpretation of this contract and its attachments and the settlement of disputes shall be submitted to the applicable laws of the People’s Republic of China.

10-2 The mortgagor and the mortgagee shall negotiate and settle all disputes arising from or in connection with the performance of this contract during the performance of this contract. If no settlement can be reached through negotiation, both the mortgagor and the mortgagee agree to bring a lawsuit to the court for settlement. All expenses arising from the lawsuit (including court fees, lawyer fees, execution fees, property preservation fees and other related expenses) shall be borne by the losing party. Whereas the parties to the main contract guaranteed by this contract have agreed that the jurisdiction of the main contract shall be the court with jurisdiction in the place where the main contract is executed; Moreover, this contract is a subordinate contract for guaranteeing the performance of the main contract. According to Article 129 of the Interpretation of the Supreme People’s Court on Several Issues Concerning the Application of the Guarantee Law of the People’s Republic of China: ” In case of a dispute between the main contract and the guarantee contract, the jurisdiction of the case shall be determined according to the main contract. ” Therefore, both the mortgagor and the mortgagee agree that the court of jurisdiction for this contract shall be the court of jurisdiction for the main contract, and the court of jurisdiction for the main contract shall be the court of jurisdiction in the place where the contract is executed, and the place where both the main contract and this contract are executed shall be Pudong New Area, Shanghai.

Article 11: Supplementary provisions

11-1 If any provision of this contract is invalid or unenforceable due to conflict with the laws and regulations applicable to this contract, the validity of other provisions of this contract and the whole validity of this contract shall not be affected. The parties shall negotiate new clauses to replace such invalid or unenforceable clauses.

11-2 The mortgage under this contract is an independent guarantee. If the main contract is indentified to be invalid or revoked, the mortgagee has the right to execute the mortgage right stipulated in this contract and the law for all debts caused by the lessee’s return of property or compensation for losses.

11-3 Without the consent of the mortgagor, the mortgagee can transfer the main contract and the creditor’s rights under this contract to a third party, and the mortgagor still bears the guarantee responsibility within the original guarantee scope. The Mortgagor shall not assign all or part of its rights or obligations under this Contract without the Mortgagee’s written consent.

11-4 Any alteration of this contract shall be made by the mortgagor and mortgagee through mutual agreement and in writing. The change clause or agreement shall constitute a part of this contract and has the same legal effect as this contract. Except for the modified part, the rest of this contract is still valid, and the original terms of this contract are still valid before the modified part takes effect.

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11-5 Notices and requests to each other in connection with this Contract shall be made in writing and shall be considered fully notified when they are sent to the address for service of the parties listed on the first page of this Contract. If either party changes its address for service, it shall notify the other party in time. The exchange of documents between the parties, if delivered by hand, shall be deemed to have been delivered after delivery; If by post, it shall be deemed to have been delivered three (3) days after it is posted; If by fax, it shall be deemed to have been delivered when it receives the confirmation signal from the other machine.

11-6 In case of any dispute arising from this contract, the address for service listed in this contract shall be the address for receiving litigation documents and other documents. The judicial service address is applicable to all litigation stages including first instance, second instance, retrial, execution and supervision procedures. The agreement on address for service in this contract has the same effect as the confirmation of address for service of the people’s court. If either party’s judicial service address or contact information changes, the party shall fulfill the obligation of notification and inform the jurisdiction court and other relevant parties of the new service address or contact information in writing. If: (1) the service address or contact information provided is inaccurate and untrue; (2) a party fails to notify other relevant parties and the jurisdictional court in writing in time after the change of service address; or (3) the addressee or the designated recipient refuses to accept it, and litigation documents cannot be actually delivered or not delivered in time as a result, the litigation documents mailed or directly served by the jurisdictional court to the agreed service address shall be deemed delivered. If it is served by post, the date of return indicated on the mail receipt shall be regarded as the date of service; If it is served by hand, the date when the courier makes the record on the service receipt on the spot and leaves the litigation documents at the agreed judicial service address shall be regarded as the date of service. If either party submits another confirmation of judicial service address to the jurisdictional court after the dispute enters the litigation procedure, and the confirmed address is inconsistent with the judicial service address agreed in the Article, the confirmed judicial service address submitted to the appellate court shall prevail.

11-7 In the event of any inconsistency between the agreement in the pro forma version of the mortgage contract and other documents (if any) provided by the mortgage registration authority signed by the mortgagor and the mortgagee for the purpose of the registration of the mortgage and the agreement in this contract, the agreement in this contract shall prevail.

11-8 This contract shall come into effect after being executed by both parties.

11-9 This contract is made in triplicate, with one for the mortgagee and one for the mortgagor and one for mortgage registration, and the three copies shall have the same legal effect.

11-10 Attachments to this contract: List of mortgaged property

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合同编号:IFELC20DK1STVA-G-01

(This page is the signature page)

The Mortgagor acknowledges that the Mortgagor has carefully read and fully understood the contents of the Lease Contract and this Mortgage Contract. At the time of executing this mortgage contract, both the mortgagor and the mortgagee have explained and discussed all the terms in detail, and both Parties have no question about all the terms of the contract (especially the terms in bold), and have an accurate understanding of the legal meaning of the rights, obligations and limitations or exemptions of liabilities of the parties.

Mortgagee: Far East International Financial Leasing Co., Ltd. (远东国际融资租赁有限公司)

Legal Representative/Authorized Representative: Kong Fanxing

Mortgagor: Samfine Printing (Shenzhen) Co., Ltd.

Legal Representative/Authorized Representative:

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合同编号:IFELC20DK1STVA-G-01

Attachments: List of mortgaged property

No.	Name	SN	Invoice number	Quantity
1	Heidelberg CD102-4 press	548238	00000751~00000757	1
2	Heidelberg CD102 four-color offset press	548200	06783395~06783400	1
3	Color press	548190	201755273	1
4	Heidelberg Suba (速霸) five-color offset press	550157	12694404~12694429; 04839994~04840020;	1
5	Heidelberg split two-color offset press (second hand)	540487	08965997~08965999; 02458947~02458949; 02458952	1
6	Heidelberg Suba (速霸) four-color flat offset press	XS000483	01862337~01862357	1

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协议编号:IFELC20DK1STVA-P-01

Title Transfer Agreement

Agreement No.: IFELC20DK1STVA-P-01

Executed on: July 17, 2020

Term Sheet

Buyer (hereinafter referred to as Party A): Far East International Financial Leasing Co., Ltd. (远东国际融资租赁有限公司)

Legal representative: Kong Fanxing

Address for service: Far East Hongxin Plaza, No.9 Yaojiang Road, Pudong New Area, Shanghai

Contact person: Dai Xiaobo

Seller (hereinafter referred to as Party B): Samfine Printing (Shenzhen) Co., Ltd.

Legal representative: Zheng Ronghua

Address for service: Henghexing Industrial Zone, Langxin Community, Shiyan Subdistrict, Bao’an District, Shenzhen, Guangdong Province;

Contact person: Zheng Ronghua

Items under lease	Please refer to the list of items under lease attached to this agreement for details
Sale and Leaseback Agreement (Lease Contract)	Executed by both Parties A and B with contract number: IFELC20DK1STVA-L-01.
Place of delivery	Henghexing Industrial Zone, Langxin Community, Shiyan Subdistrict, Bao’an District, Shenzhen, Guangdong Province;
Agreement price	The original value of the item under lease totals RMB27,656,000.00 (RMB Twenty-Seven Million Six Hundred Fifty-Five Thousand only), and now both parties confirm that the agreed price of the item under lease is RMB8,500,000.00 (RMB Eight Million Five Hundred Thousand only).
Payment of Agreed Price
Total Agreed Price

RMB 8,500,000. 00 (RMB Eight Million Five Hundred Thousand only)

Under the lease contract, Party B shall pay the deposit to Party A, which shall be deducted directly when Party A pays the agreed price to Party B under this agreement as agreed by both Party A and Party B.

Party A shall pay the corresponding agreed price within seven working days after the following payment prerequisites are met, among which

RMB300,000.00 (RMB Three Hundred Thousand only) shall be paid by telegraphic transfer.

No more than RMB6,600,000.00 (RMB Six Million Six Hundred Thousand only) shall be paid by bank acceptance bill.

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协议编号:IFELC20DK1STVA-P-01

Payment prerequisites

1. Party A receives the original copy of payment notice issued by Party B.

2. Party A receives the original copy of fund receipt issued by Party B in favor of Party A and stamped with the special financial seal or official seal of Party B. The fund receipt shall indicate the number of this agreement and the amount of that agreed price paid.

Details of account designated by Party B	The account of Party B specified in the payment notice that is issued by Party B pursuant to this Agreement and received by Party A prior to payment shall prevail.
Effectiveness	This agreement comes into effect after being executed by both parties and after the Lease Contract comes into effect.
Other agreements	None
Attachment	List of items under lease

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协议编号:IFELC20DK1STVA-P-01

[This page is the signature page]

This contract consists of the Term Sheet, the general terms of the Sale and Leaseback Title Transfer Agreement and various attachments, all of which are an integral part of this contract with the same legal effect. Party B acknowledges that it has read and understood in detail all the terms of the contract, including the Term Sheet, general terms and various attachments, and is willing to be bound by them.

The Seller acknowledges that the Seller has carefully read and fully understood the contents of this contract. At the time of executing this contract, both Seller and Buyer have explained and discussed all the terms in detail, and both Parties have no question about all the terms of the contract (especially the terms in bold), and have an accurate understanding of the legal meaning of the rights, obligations and limitations or exemptions of liabilities of the parties.

Party A: Far East International Financial Leasing Co., Ltd. (远东国际融资租赁有限公司)

Legal Representative/Authorized Representative: Kong Fanxing

Party B: Samfine Printing (Shenzhen) Co., Ltd.

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协议编号:IFELC20DK1STVA-P-01

Attachment: List of items under lease

No.	Item name	SN	Invoice number	Quantity	Total equipment price
1	Heidelberg CD102-4 press	548,238	0000075~00000757	1	6,000,000.00
2	Heidelberg CD102 four-color offset press	548,200	06783395~06783400	1	5,500,000.00
3	Color press	548,190	201,755,273	1	6,912,000.00
4	Heidelberg Suba (速霸) five-color offset press	550,157	12694404~12694429; 04839994~04840020;	1	6,084,000.00
5	Heidelberg split two-color offset press (second hand)	540,487	08965997~08965999; 02458947~02458949; 02458952	1	780,000.00
6	Heidelberg Suba (速霸) four-color flat offset press	XS000483	01862337~01862357	1	2,380,000.00

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协议编号:IFELC20DK1STVA-P-01

General Terms and Conditions of Sale and Leaseback Title Transfer Agreement

Article 1 Prerequisites

1.1 According to relevant laws and regulations, Party B transfers the items under lease agreed in this Agreement to Party A and leases them back for use in form of sale and leaseback transaction, and Party A and Party B execute a sale and leaseback contract. Whereas, Party A and Party B execute this agreement on the transfer of title of the items under lease through negotiation.

Article 2 Items Under Lease

2.1 Party B shall handle and bear any taxes and fees for the items under lease (including any taxes that would have been payable if the equipment had been imported and the sale and leaseback of tax-exempt imported equipment does not change the actual use of the imported equipment), and Party B shall bear all legal responsibilities and consequences arising therefrom.

Article 3 Transfer of Title of Items Under Lease

3.1 The title of the items under lease shall be transferred to Party A at the same time as Party A pays the agreed price of the items under lease (if the agreed price of the items under lease is paid in installments, the title of the items under lease shall be transferred to Party A at the same time as Party A pays the first agreed price of the items under lease). In addition, the transfer of title shall be deemed as the delivery of the items under lease by Party B to Party A as they are.

3.2 When the title of the above-mentioned items under lease is transferred, it shall be deemed that Party A delivers the items under lease to Party B, and Party B shall issue the acceptance certificate of the items under lease to Party A.

3.3 After the execution of this Agreement, Party B shall hand over to Party A the original copies of invoices, import agent clearance invoice (if any) and other right certificates and relevant bills for the purchase of the items under lease, for Party A to hold until the expiration of the lease period under the lease contract.

Article 4 Quality Warranty of Items Under Lease

4.1 Party B warrants that the items under lease provided are free of quality defects and that the items under lease are complete, integral and in normal use.

4.2 Party B warrants that Party A shall not be liable for any defects in the quality of the items under lease when Party A delivers the above-mentioned items under lease, and Party B shall not raise any objection to the quality of the items under lease or require Party A to bear any legal responsibilities.

Article 5 Guarantee of the rights for items under lease

5.1 Party B guarantees that the items under lease transferred to Party A are legally acquired by Party B, and Party B performs all necessary procedures for obtaining items under lease, including but not limited to bidding, and obtaining necessary approval or filing from administrative authorities among others. The transfer of the items under lease by Party B to Party A does not violate any legal documents signed by Party B, nor does it violate any interests or requirements of any shareholders,and creditors of Party B and any competent authorities.

5.2 Party B guarantees that before Party A pays the agreed price, Party B has legal, independent and complete ownership and disposition rights over the items under lease. Before or at the same time as the transfer of title of the items under lease, there are no defects or restrictions on the rights of the items under lease. Party B has not and shall not create any mortgage and/or any form of security interests on the items under lease for any third party other than Party A.

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协议编号:IFELC20DK1STVA-P-01

5.3 Party B guarantees that its documents and licenses for the items under lease transferred to Party A are complete, and Party B shall be responsible for completing the necessary procedures for the transfer of title of the items under lease on the day when Party A pays the agreed price of the items under lease (if the agreed price of the items under lease is paid in installments, the first agreed price of the items under lease is paid by Party A), and bear all the expenses and responsibilities incurred therefrom.

5.4 In view of the nature of the leaseback, Party B shall not require Party A to bear the responsibility for possible defects or restrictions on the rights of the items under lease.

Article 6 Upgrade to items under lease and other technical supports

6.1 The technical or service support required by the items under lease shall be solved by Party B itself.

6.2 In case of the above-mentioned needs, Party B shall claim the corresponding rights from the after-sales service provider according to the technical or service contracts signed between Party B and the after-sales service provider.

Article 7 Liabilities for Breach of Contract

7.1 Party A and Party B shall strictly abide by this agreement. If Party B violates Article 4 and/or Article 5 of this Agreement, Party B shall still perform all obligations according to the lease contract signed by both parties; Party A has the right to require Party B to immediately pay all due and undue rent, liquidated damages, purchase price of items under lease and all other payables of Party B, and compensate Party A for losses suffered due to defects or restrictions on the quality and rights of items under lease.

7.2 Unless otherwise agreed in this Agreement, the agreed price under this Agreement shall only be used by Party B to supplement the working capital, and Party B shall not use it for other purposes without the written consent of Party A.

7.3 If Party A and Party B violate other clauses of this Agreement, they shall bear the liabilities for breach of contract.

Article 8 Amendment

8.1 Unless agreed by both parties in writing, any addition or amendment to this Agreement shall not be binding on both parties.

Article 9 Settlement of Disputes

9.1 Party A and Party B shall settle any doubts and disputes related to this Agreement through friendly negotiation. If negotiation fails, both parties agree that the court of jurisdiction of this Agreement shall be the court with jurisdiction in the place where this Agreement is executed. This Agreement is executed at Pudong New Area, Shanghai. All expenses arising from the lawsuit (including court fees, lawyer fees, execution fees, property preservation fees and other related expenses) shall be borne by the losing party.

9.2 In the course of litigation, except for the part subject to ongoing litigation disputed by the parties to this Agreement, other parts of this Agreement shall continue to be performed.

9.3 This Agreement shall be governed by the laws of the People’s Republic of China.

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协议编号:IFELC20DK1STVA-P-01

Article 10 Miscellaneous

10.1 Party A has the right to terminate this agreement and the lease contract at the expiration of one month from the execution date of this agreement if this agreement has not yet come into effect. At the same time, Party A has the right to unilaterally decide to waive all or part of the payment prerequisites. Party B shall meet the payment prerequisites exempted by Party A within the time limit required by Party A.

10.2 All notices required hereunder shall be in writing, and shall be sufficient if delivered by hand or mailed to the judicial service address agreed herein, or sent by telecommunication, i.e. telex, fax, telegram or e-mail to the other party’s number and judicial as set forth herein. Delivered by hand shall be deemed to have been served on the day of delivery, by post three (3) days after posting, and by telecommunication upon delivery. If one party’s judicial service address and/or number changes, it shall notify the other party in time, failure of which shall not affect the fact that it shall still be deemed as service if the other party serves notices to the judicial service address and number as set forth herein.

10.3 In case of any dispute arising from this Agreement, the address for service listed in this Agreement shall be the address for receiving litigation documents and other documents. The judicial service address is applicable to all litigation stages including first instance, second instance, retrial, execution and supervision procedures. The agreement on address for service in this Agreement has the same effect as the confirmation of address for service of the people’s court. If either party’s judicial service address or contact information changes, the party shall fulfil the obligation of notification and inform the jurisdiction court and other relevant parties of the new service address or contact information in writing. If: (1) the service address or contact information provided is inaccurate and untrue; (2) a party fails to notify other relevant parties and the jurisdictional court in writing in time after the change of service address; or (3) the addressee or the designated recipient refuses to accept it, and litigation documents cannot be actually delivered or not delivered in time as a result, the litigation documents mailed or directly served by the jurisdictional court to the agreed service address shall be deemed delivered. If it is served by post, the date of return indicated on the mail receipt shall be regarded as the date of service; If it is served by hand, the date when the courier makes the record on the service receipt on the spot and leaves the litigation documents at the agreed judicial service address shall be regarded as the date of service. If either party submits another confirmation of judicial service address to the jurisdictional court after the dispute enters the litigation procedure, and the confirmed address is inconsistent with the judicial service address agreed in the Article, the confirmed judicial service address submitted to the appellate court shall prevail.

10.4 This agreement is made in duplicate, with each party holding one copy, and both agreements have the same legal effect.

(There is no text below)

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Agreement No.: FEHPH20DK1STVA-O-01

Service Agreement

Agreement No.: FEHPH20DK1STVA-O-01

Date of signing: July 17, 2020

Client: Samfine Printing (Shenzhen) Co., Ltd.

Judicial service address: Henghexing Industrial Zone, Langxin Community, Shiyan Sub-district, Bao’an District, Shenzhen, Guangdong Province

Legal Representative: Zheng Ronghua

Trustee: Far East Horizon Inclusive Financial Leasing (Tianjin) Co., Ltd.

Judicial service address: Far East Horizon Plaza, No.9 Yaojiang Road, Pudong New Area, Shanghai

Legal Representative: Kong Fanxing

Whereas,

(1) The Client intends to entrust the Trustee to provide the services stipulated in this Agreement;

(2) The Client recognizes that the Trustee has various resources to provide the services stipulated in this Agreement, and the Trustee agrees to provide services to the Client according to the content agreed in this Agreement.

Based on the above situation, the parties to this Agreement have reached the following agreement after friendly negotiation:

1. Service scope:

The Client agrees to entrust the Trustee to provide one or more of the following consulting services:

macroeconomic analysis, industry operating status analysis, regional economy and market analysis, business development suggestions, financial market analysis, market information exchange, business product consultation, industry competition analysis, financial structure analysis, market relationship expansion, industry information exchange, upstream and downstream customer contact, etc.

2. Contact person:

a) Assigned by the Client: Zheng Ronghua, as the contact person of this project, is responsible for proposing service requirements and receiving service results;

b) Assigned by the Trustee: Deng Hang, as the contact person of this project, is responsible for connecting with the Client’s contact person, and giving feedback on the service progress and service results.

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Agreement No.: FEHPH20DK1STVA-O-01

3. Service results:

The Client agrees that, in view of the confidentiality of the service content and the particularity of the information it proposes, the Client agrees that the Trustee provides the service results in the following forms:

(1) For the delivery of results in written form, the Trustee shall deliver the service results in the form of reports according to the Client’s requirements;

(2) For those that are not suitable for delivery in written form, or the Client requires oral or other forms of delivery, the Client agrees to receive the service results by the contact person.

4. Service period

The service period shall be negotiated and confirmed by the Client and the Trustee, and the details shall be subject to the confirmation letter issued by the Client.

5. Service charge

According to the preliminary communication between the Client and the Trustee, the service charge under this project is RMB 100,000.00 (RMB One Hundred Thousand Only).

The above charges include VAT.

6. Method of payment

The Client agrees that, for the above service charge, the Client shall pay the Trustee to its designated account in the following manner:

The Client agrees to pay the Trustee within seven days after the signing of this Agreement.

7. Account designated by the Client

Account name: Far East Horizon Inclusive Financial Leasing (Tianjin) Co., Ltd.

Bank name: Bank of China, Tianjin Heping Sub-branch

Account number: 277889198873

Note: If the account is changed, the Trustee will issue an “Account Change Notice” to the Client, and the Client shall pay the Trustee service charges and other payables according to the Notice.

8. Special instructions for service items

Subject to the Trustee’s ability to obtain information, as well as the characteristics and particularities of consulting services, the Client understands and agrees as follows:

(1) The services agreed under this Agreement are provided by the Trustee according to the Client’s request, and are only for the Client’s general reference. The Client shall not rely on the service results under this Agreement to make judgments and decisions, and the Trustee shall not be liable for the decisions made by the Client based on the service results;

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Agreement No.: FEHPH20DK1STVA-O-01

(2) The service results under this Agreement are only for use by the Client, and do not apply to any third party other than the Client, and the Trustee and its employees shall not be liable for any damage caused by any third party;

(3) The Trustee cannot guarantee the completeness and accuracy of the content or recommendations of the service results provided, nor promises to update the service results after the basic information on which the relevant analysis and recommendations rely has changed. If the Client needs to update the service results in the future, it shall separately purchase follow-up services from the Trustee.

9. Confidentiality and Intellectual Property

The Client undertakes as follows:

(1) Any information, data exclusive rights, copyrights, and other similar rights (“Intellectual Property Rights”) included in any services provided by the Trustee to the Client under this Agreement shall be solely owned by the Trustee. Unless otherwise agreed in this Agreement, without the prior written consent of the Trustee, the Client shall not exploit, disclose, distribute, or use any or all of the intellectual property rights involved in the service results in any way contrary to the purpose of this Agreement.

(2) The Trustee and the Client shall keep strictly confidential the information, materials, and service results of the other party that they have learned (including but not limited to the service results provided by the Trustee to customers and materials or information exclusively owned by the Trustee, hereinafter referred to as “Confidential Information”). Both parties hereby specifically undertake that, neither party shall distribute, discuss, or share Confidential Information with any third party without the formal written authorization of the other party. Either party shall use Confidential Information only for purposes related to this Agreement and shall protect Confidential Information from any unauthorized use or disclosure. Neither party shall disclose any Confidential Information to any third party without the written consent of the other party.

10. Liability for breach of contract

(1) If the Client fails to pay the service charges as stipulated in this Agreement, it shall not only pay the service charges immediately, but also pay the overdue payment interest. The interest calculation method is based on the actual default amount, and the interest rate is one thousandth per day.

(2) If one party breaches the contract, the defaulting party shall compensate the non-defaulting party for the losses suffered thereby.

11. Jurisdiction

All disputes related to this Agreement shall be settled through friendly consultations first. If the negotiation fails, both parties unanimously agree to bring a lawsuit to the court of the place where this Agreement is executed. All costs incurred in the litigation (including court fees, attorney fees, execution costs and other related costs) shall be borne by the losing party. This Agreement shall be governed by the laws of the People’s Republic of China. This Agreement is executed in Binhai New Area, Tianjin.

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Agreement No.: FEHPH20DK1STVA-O-01

12. Other conventions

(1) The notices and requests related to this Agreement sent by both parties shall be made in writing, and the notice shall be sufficient after it is sent to the judicial service address of the relevant party listed on the front page of this Agreement. If any party changes its judicial service address, it must notify the other party in a timely manner. Document exchange between parties, if delivered by hand, shall be deemed to have been delivered upon delivery; if sent by post, it will be deemed delivered three (3) days after posting; if sent by fax, it will be deemed to have been delivered when it receives the confirmation signal from the other party’s machine.

(2) Once any dispute arising from this Agreement is brought to the court, the judicial service addresses listed in this Agreement will be used as the judicial service addresses for receiving litigation documents and other documents. The judicial service address is applicable to various stages of litigation including the first trial, second trial, retrial, execution, and supervision procedures. If any party’s judicial service address or contact information changes, the party shall promptly inform the court receiving the lawsuit and other relevant parties of the changed judicial service address or contact information. If: (1) the judicial service address or contact information provided is inaccurate and untrue; (2) other relevant parties and the court receiving the lawsuit are not notified in writing in a timely manner after the judicial service address is changed; or (3) the person to be served or the designated recipient refuses to sign for it, resulting in the litigation document cannot be physically delivered or has not been delivered in a timely manner, when the court receiving the lawsuit mails or directly delivers the litigation documents to the agreed judicial delivery address, it shall be deemed to be effectively delivered, if delivered by mail, the date of return indicated on the mailing receipt shall be deemed as the date of delivery, in the case of direct delivery, the date on which the sender records the situation on the delivery receipt shall be regarded as the date of delivery.

(3) This Agreement is in duplicate, each party holds one copy, which has the same legal effect.

(4) This Agreement shall become effective after being signed by both parties.

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Agreement No.: FEHPH20DK1STVA-O-01

(There is no text below)

Client: Samfine Printing (Shenzhen) Co., Ltd.

Trustee: Far East Horizon Inclusive Financial Leasing (Tianjin) Co., Ltd.

Legal Representative / Authorized Representative: Kong Fanxing

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Agreement No.: IFELC20DK1STVA-O-02

“Mortgage” Supplementary Agreement

Agreement No.: IFELC20DK1STVA-O-02

Date of signing: July 17, 2020

Party A: International Far Eastern Leasing Co., Ltd.

Party B: Samfine Printing (Shenzhen) Co., Ltd.

Whereas:

1. Party A and Party B have signed the “Sale-Leaseback Contract” (Contract No.: IFELC20DK1STVA-L-01, hereinafter referred to as the Lease Contract) and the “Ownership Transfer Agreement” (Agreement No.: IFELC20DK1STVA-P-01, hereinafter referred to as the Purchase Contract), whereby a financial lease legal relationship is formed between Party A and Party B, with Party A as the lessor and the owner of the leased item, and Party B as the lessee and the user of the leased item.

Before Party B has fulfilled all the obligations and responsibilities under the Lease Contract (including but not limited to paying all rent and other payables to Party A), and before Party A issues the “Certificate of Ownership Transfer” to Party B, Party A has complete and independent ownership of the leased items, and Party B only has the right to use them.

2. Party A and Party B have signed the “Mortgage Contract” (hereinafter referred to as the Mortgage Contract) with the contract number IFELC20DK1STVA-G-01, and jointly registered the equipment mortgage under the lease contract with the relevant administrative agency.

Therefore, Party B hereby irrevocably states as follows:

1. As the “mortgagor” under the mortgage contract and mortgage registration does not mean that Party B is the owner of the mortgaged equipment, but because Party A authorizes Party B as the owner, and Party B signs the mortgage contract and handles the mortgage registration on behalf of Party A as the mortgagor upon the authorization of Party A. The real owner is still Party A, and Party B is only entrusted by Party A to sign the mortgage contract and handle the mortgage registration. Mortgage contracts and mortgage registrations do not generate mortgage rights in the sense of property law.

2. From the perspective of purpose, the above registration procedures are only for the consideration of promoting the smooth progress of this financial leasing project, and neither Party A nor Party B intends to establish a mortgage right in the sense of the Property Law.

3. In terms of effect, the above registration procedures should not create a mortgage in the sense of the Property Law or have any negative effects on Party A’s ownership. Since Party A is the legal owner of the leased object according to legal documents such as the purchase contract and lease contract, the above-mentioned registration procedures cannot negate Party A’s ownership, and Party A’s ownership will not be adversely affected by the registration procedures.

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4. Party B understands and acknowledges Party A’s identity as the lessor and owner of the leased object, and understands that the purpose of the above registration procedures is only to facilitate financing. Party B confirms and agrees that: under no circumstances shall Party B have the right to claim to negate Party A’s ownership and/or the effectiveness of the lease contract due to the above-mentioned registration procedures and/or mortgage contract; in any case, Party B has no right to challenge or defend Party B’s obligations/responsibilities under the lease contract due to the above-mentioned registration procedures and/or mortgage contract (including but not limited to paying rent and other payables to Party A on time and in full amount, etc.).

5. This Supplementary Agreement is an effective supplement to the Mortgage Contract and Lease Contract. If there is any inconsistency between this Supplementary Agreement and the Mortgage Contract, this Supplementary Agreement shall prevail.

6. All disputes arising from this Supplementary Agreement shall be resolved through friendly negotiation between Party A and Party B. If the negotiation fails, both parties agree to file a lawsuit in the people’s court with jurisdiction in the place where this Supplementary Agreement is executed. This Supplementary Agreement is executed in Pudong New Area, Shanghai.

7. This Supplementary Agreement is made in duplicate, each party holds one copy, and shall come into effect on the date of signing by both parties. The two copies have the same legal effect.

(There is no text below)

Party A: International Far Eastern Leasing Co., Ltd.

Legal Representative / Authorized Representative: Kong Fanxing

Party B: Samfine Printing (Shenzhen) Co., Ltd.

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